EXHIBIT 99.2

CERTIFIED PUBLIC ACCOUNTANTS AND BUSINESS ADVISORS

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders
Peoples Service Company and Subsidiaries
Nixa, Missouri

We have audited the accompanying consolidated financial statements of Peoples Service Company (a Missouri Corporation) and Subsidiaries, which comprise the consolidated statements of financial condition as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Peoples Service Company and Subsidiaries as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

March 18, 2014
Springfield, Missouri

2003 East Sunshine • Springfield, Missouri 65804 • 417-882-4300 • fax 417-882-9418
500 West Main Street, Suite 200 • Branson, Missouri 65616 • 417-334-2987 • fax 417-336-3403
www.kpmcpa.com
Member CPA Associates International, Inc., with offices in principal U.S. and International cities.

PEOPLES SERVICE COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
December 31, 2013 and 2012

	2013	2012
ASSETS

Cash and cash equivalents, including
interest-bearing accounts of $2,649,817 in 2013
and $10,699,934 in 2012	$7,563,405	$16,527,324
Interest-bearing time deposits	27,286,000	14,381,000
Securities available-for-sale	33,004,707	16,572,107
Federal Home Loan Bank stock, at cost	926,400	1,009,300
Loans, net	189,032,101	206,257,752
Accrued interest receivable	826,373	833,540
Foreclosed and repossessed assets	2,508,335	3,563,116
Property and equipment, net	10,950,524	11,126,338
Deferred income taxes, net	635,338	561,415
Other assets	308,208	1,455,083

Total assets	$273,041,391	$272,286,975

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Customer deposits	$227,833,407	$227,339,230
Borrowings	17,920,963	18,554,553
Subordinated debentures issued to Capital Trust	6,495,000	6,495,000
Income taxes payable	455,174	99,666
Other liabilities	409,544	548,962
Total liabilities	253,114,088	253,037,411

Equity:
Peoples Service Company's stockholder's equity:
Common stock, $.01 par value; 3,000,000 shares
authorized; 808,790 shares issued and outstanding	8,088	8,088
Additional paid-in-capital	600,384	600,384
Retained earnings	14,934,642	13,951,434
Accumulated other comprehensive income (loss)	(218,065)	96,192
Total Peoples Service Company's stockholder's equity	15,325,049	14,656,098
Noncontrolling interest	4,602,254	4,593,466
Total equity	19,927,303	19,249,564
Total liabilities and stockholders' equity	$273,041,391	$272,286,975

The accompanying notes are an integral
part of the consolidated financial statements

PEOPLES SERVICE COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Years Ended December 31, 2013 and 2012

	2013	2012
Interest income:
Loans	$ 10,621,655	$ 12,622,386
Securities	386,212	420,045
Other	149,496	107,717
Total interest income	11,157,363	13,150,148

Interest expense:
Customer deposits	1,423,626	2,258,645
Subordinated debentures issued to Capital Trust	136,705	157,617
Federal funds purchased	20	529
Borrowings	703,712	842,828
Total interest expense	2,264,063	3,259,619

Net interest income	8,893,300	9,890,529

Provision for loan losses	-	-
Net interest income after provision for loan losses	8,893,300	9,890,529

Noninterest income:
Service charges on deposit accounts	464,360	467,177
Other service charges and fees	852,382	839,889
Other income	31,522	12,209
Total noninterest income	1,348,264	1,319,275

Noninterest expense:
Compensation and employee benefits	4,927,189	4,618,351
Occupancy and equipment	1,502,734	1,520,016
Telephone	216,789	191,588
Deposit insurance premiums	211,947	364,447
Foreclosure expenses	137,997	146,898
Data processing	228,505	204,609
Advertising	185,528	132,275
Loss on property, equipment and foreclosed assets	160,577	811,866
Other	661,860	727,005
Total noninterest expense	8,233,126	8,717,055

Income before taxes	2,008,438	2,492,749
Income tax expense	755,290	910,400

Net income	1,253,148	1,582,349
Less: Net income attributable to the noncontrolling interest	269,940	339,264

Net income attibutable to Peoples Service Company	$ 983,208	$ 1,243,085

The accompanying notes are an integral
part of the consolidated financial statements

PEOPLES SERVICE COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Years Ended December 31, 2013 and 2012

	2013	2012

Net income	$1,253,148	$1,582,349

Other comprehensive income:

Change in unrealized gain on securities available-for-sale, net of
taxes of $229,617 and ($28,825) for 2013 and 2012, respectively	(390,969)	49,081

Comprehensive income	862,179	1,631,430

Less: attributable to the noncontrolling interest	193,228	348,894

Comprehensive income attributable to
Peoples Service Company	$668,951	$1,282,536

The accompanying notes are an integral
part of the consolidated financial statements

PEOPLES SERVICE COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Years Ended December 31, 2013 and 2012

	Peoples Service Company Stockholder
						Total
					Accumulated	Peoples Service
			Additional		Other	Company
	Common Stock		Paid-in	Retained	Comprehensive	Stockholder's	Noncontrolling	Total
	Shares	Amount	Capital	Earnings	Income (Loss)	Equity	Interest	Equity
Balances at December 31, 2011	808,790	$8,088	$600,384	$12,708,349	$56,741	$13,373,562	$4,244,572	$17,618,134

Net income	-	-	-	1,243,085	-	1,243,085	339,264	1,582,349
Change in net unrealized gain (loss) on
securities available-for-sale, net
of taxes of ($28,825)	-	-	-	-	39,451	39,451	9,630	49,081

Balances at December 31, 2012	808,790	8,088	600,384	13,951,434	96,192	14,656,098	4,593,466	19,249,564

Net Income	-	-	-	983,208	-	983,208	269,940	1,253,148
Change in net unrealized gain (loss) on
securities available-for-sale, net
of taxes of $229,617	-	-	-	-	(314,257)	(314,257)	(76,712)	(390,969)

Dividends paid	-	-	-	-	-	-	(184,440)	(184,440)

Balances at December 31, 2013	808,790	$8,088	$600,384	$14,934,642	$(218,065)	$15,325,049	$4,602,254	$19,927,303

The accompanying notes are an integral part of
the consolidated financial statements

PEOPLES SERVICE COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Years Ended December 31, 2013 and 2012

	2013	2012
Cash flows from operating activities:
Net income including income attributable
to noncontrolling interest	$1,253,148	$1,582,349
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation	543,882	588,301
Premiums and discounts on securities	1,033,136	631,027
Gain on disposal of property and equipment	-	(11,875)
Loss on foreclosed and repossessed assets	160,577	823,741
Net change in operating accounts:
Accrued interest receivable	7,167	69,251
Other assets	1,146,875	480,396
Other liabilities	(139,418)	(547,595)
Deferred income taxes	155,694	749,638
Income taxes payable	355,508	46,588
Net cash from operating activities	4,516,569	4,411,821

Cash flows from investing activities:
Purchases of securities available-for-sale	(19,801,322)	(15,018,142)
Proceeds from maturities of securities available-for-sale	1,715,000	15,850,000
Proceeds from maturities of securities held-to-maturity	-	265,000
Redemption of Federal Home Loan Bank stock	82,900	256,800
Net change in loans	15,925,953	13,537,516
Purchases of property and equipment	(368,068)	(187,639)
Proceeds from sale of property and equipment	-	13,454
Proceeds from sale of foreclosed and repossessed assets	2,193,902	2,519,209
Net cash from (used in) investing activities	$(251,635)	$17,236,198

The accompanying notes are an integral
part of the consolidated financial statements

PEOPLES SERVICE COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Years Ended December 31, 2013 and 2012

	2013	2012
Cash flows from financing activities:
Net change in demand deposits, savings
accounts, and certificates of deposit	$494,177	$(9,714,468)
Repayments of borrowed funds	(633,590)	(4,314,318)
Cash dividends paid	(184,440)	-
Net cash used in financing activities	(323,853)	(14,028,786)

Net increase in cash and cash equivalents	3,941,081	7,619,233

Cash and cash equivalents - beginning of year	30,908,324	23,289,091

Cash and cash equivalents - end of year	$34,849,405	$30,908,324

Supplemental disclosures of cash flow information:

Cash paid during the year for:
Interest	$2,401,930	$3,865,955
Income taxes	244,088	114,960

Non-cash Investing and Financing Items:

Loans charged-off to reserve	402,602	2,194,565
Loans transferred to foreclosed and repossessed assets	1,299,698	1,593,722

The accompanying notes are an integral
part of the consolidated financial statements

PEOPLES SERVICE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Years Ended December 31, 2013 and 2012

(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Peoples Service Company (the “Company”), a Missouri corporation, was organized in August, 1998 for the purpose of becoming a holding company for Peoples Banking Company. Peoples Banking Company is a Missouri corporation that was organized in July, 1995 for the purpose of becoming a bank holding company for Peoples Bank of the Ozarks (the “Bank”). The Bank is primarily engaged in providing a full range of banking and mortgage services to individual and corporate customers in Missouri.

Use of estimates - Management uses estimates and assumptions in preparing the consolidated financial statements in accordance with U.S. generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans.

While management uses available information to recognize losses on loans and foreclosed assets, future additions to the allowances may be necessary, based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowances for loan losses and foreclosed assets. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examination.

The current economic environment presents community banks with significant challenges. In recent years, community banks have experienced considerable credit quality problems, including severe volatility in the valuation of real estate and other collateral supporting loans. The financial statements have been prepared using values and information currently available to the Company.

Given the volatility of current economic conditions, the values of assets and liabilities recorded in the financial statements could change rapidly, resulting in material future adjustments in asset values, the allowance for loan losses or capital that could negatively impact the Company’s ability to meet regulatory capital requirements and maintain sufficient liquidity.

Principles of consolidation - The accompanying consolidated financial statements include the accounts of Peoples Service Company, Peoples Banking Company and its wholly-owned subsidiary, Peoples Bank of the Ozarks. The Company owns 80.38% of Peoples Banking Company. In consolidation, all significant intercompany balances and transactions have been eliminated.

PEOPLES SERVICE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Years Ended December 31, 2013 and 2012

(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Significant group concentrations of credit risk - Most of the Company’s activities are with customers located in Southwest Missouri. Note 2 discusses the types of securities that the Company invests in. Note 4 discusses the types of lending that the Company engages in. At December 31, 2013 construction and real estate development comprised approximately 11% of the Company’s loan portfolio and commercial real estate loans comprised approximately 34% of the Company’s loan portfolio.

Consolidated statements of cash flows - For purposes of the consolidated statements of cash flows, cash consists of cash on hand and deposits with other financial institutions which are unrestricted as to withdrawal or use. Cash equivalents include highly-liquid instruments with an original maturity of three months or less.

Interest-bearing time deposits - Interest-bearing deposits in banks mature within ten years and are carried at cost.

Securities - Securities are classified as held-to-maturity and carried at amortized cost when management has the intent and ability to hold them until maturity. Securities to be held for indefinite periods of time are classified as available-for-sale and carried at fair value, with the unrealized holding gains and losses reported as a component of other comprehensive income, net of tax. Securities held for resale in anticipation of short-term market movements are classified as trading and are carried at fair value, with changes in unrealized holding gains and losses included in income. At December 31, 2013 and 2012, the Bank did not have any securities designated as trading or held-to-maturity securities. Management determines the appropriate classification of securities at the time of purchase. Securities with limited marketability, such as stock in the Federal Home Loan Bank, are carried at cost.

Interest income includes amortization of purchase premiums and discounts. Realized gains and losses are derived from the amortized cost of the security sold. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other-than-temporary are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers, among other things, (i) the length of time and the extent to which the fair value has been less than cost, (ii) the financial condition and near-term prospects of the issuer, and (iii) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Foreclosed and repossessed assets - Assets acquired in the settlement of loans, including in-substance foreclosures, are recorded at the lower of the remaining balance or estimated fair value less the estimated costs to sell the asset. Any write down at the time of foreclosure is charged against the allowance for loan losses. Subsequently, net expenses related to holding the property and declines in the market value, are charged against income. Gains on sales are determined on the specific identification method and are credited to income when the property is sold.

PEOPLES SERVICE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Years Ended December 31, 2013 and 2012

(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Loans - Loans are stated at their principal amount outstanding. Interest income on loans is recognized on an accrual basis.

The accrual of interest on impaired loans is discontinued when it is determined that the payment of interest or principal is doubtful of collection, or when interest or principal is past due 90 days or more, except when the loan is well secured and in the process of collection. Any accrued, but uncollected interest previously recorded on such loans is generally reversed in the current period and interest income is subsequently recognized upon collection. Cash collections subsequently received are applied against outstanding principal until the loan is considered fully collectible, after which cash collections are recognized as interest income.

The Company reports the change in present value of the expected future cash flows related to impaired loans as an increase or decrease in bad debt expense.

Allowance for loan losses - The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and probability of collecting scheduled principal and interest payments when due. Impaired loans also include loans that have been modified in troubled debt restructurings as a concession to borrowers experiencing financial difficulties. The restructuring of a loan may include interest rate reductions, principal forgiveness, forbearance and other actions intended to minimize the economic loss and to avoid foreclosure or repossession of collateral. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

PEOPLES SERVICE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Years Ended December 31, 2013 and 2012

(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Allowance for loan losses (continued) - Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer loans for impairment disclosures.

Property, equipment and related depreciation - Property and equipment have been stated at cost. Depreciation has been principally computed by applying straight-line and declining-balance methods and is based on estimated useful lives of the assets.

Income taxes - The Company files a consolidated federal income tax return with its subsidiaries. The income tax effect of timing differences in reporting transactions for financial reporting and income tax purposes is reflected in the financial statements as deferred income taxes.

Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance would be established to reduce deferred tax assets, if it is more likely than not, that all or some portion of a deferred tax asset will not be realized.

The Company has analyzed the tax positions taken and has concluded that as of December 31, 2013 and 2012, there are no uncertain positions taken, or expected to be taken, that would require recognition of an asset or liability or disclosure in the financial statements. A tax asset or liability would be recognized if the Company has taken an uncertain position that more likely than not would not be sustained upon examination by taxing authorities. The Company is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress. The Company believes it is no longer subject to income tax examinations for years prior to 2008. However, tax years prior to 2008 remain subject to examination by certain states. The Company does not believe it likely that changes will occur within the next fiscal year that will have a material impact on the financial statements.

Advertising costs - The Company expenses non-direct response advertising costs as they are incurred.

Fair value measurement - The definition of fair value focuses on the exit price (i.e., the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date) not the entry price (i.e., the price that would be paid to acquire the asset or received to assume the liability at the measurement date). Fair value is a market-based measurement; not an entity-specific measurement. Therefore, the fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability.

PEOPLES SERVICE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Years Ended December 31, 2013 and 2012

(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Loan origination fees - The Bank credits fees for originating loans to income at the time a loan is closed, and charges direct loan origination costs to expense in the period they are incurred. The amortization of loan origination fees charged by the bank would approximate the amortized direct costs of underwriting and closing loans. As a result, the items to which ASC Topic 310-20, “Nonrefundable Fees and Other Costs,” apply are immaterial to the Company’s consolidated financial statements, and the provisions of ASC Topic 310-20 have not been adopted.

Comprehensive income - Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain changes in assets and liabilities are reported as a separate component of the equity section of the balance sheet and such items, along with net income, are components of comprehensive income. The balance of the Company’s accumulated other comprehensive income is made up of unrealized gains and losses on available-for-sale securities.

(2)   SECURITIES

The carrying amounts of securities available-for-sale as shown in the consolidated statements of financial condition, and their approximate market values were as follows:

	December 31, 2013
				Estimated
	Amortized	Gross Unrealized		Fair
	Cost	Gains	Losses	Value

Equity securities	$282,250	$-	$-	$282,250
Obligations of states and
political subdivisions	234,566	-	3,614	230,952
United States government and
federal agencies obligations	32,918,519	2,954	429,968	32,491,505
	$33,435,335	$2,954	$433,582	$33,004,707

	December 31, 2012
				Estimated
	Amortized	Gross Unrealized		Fair
	Cost	Gains	Losses	Value

Equity securities	$282,250	$-	$-	$282,250
Obligations of states and
political subdivisions	255,472	1,839	-	257,311
United States government and
federal agencies obligations	15,844,427	188,119	-	16,032,546
	$16,382,149	$189,958	$-	$16,572,107

PEOPLES SERVICE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Years Ended December 31, 2013 and 2012

(2)   SECURITIES

The amortized cost and estimated market value of debt securities available-for-sale at December 31, 2013, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized	Estimated
	Cost	Fair Value

Due in one year or less	$-	$-
Due after one year through five years	-	-
Due after five years through ten years	3,138,744	3,106,954
Due after ten years	30,014,341	29,615,503
Total	$33,153,085	$32,722,457

At December 31, 2013 and 2012, available-for-sale securities with a carrying value of $12,658,163 and $13,354,779 respectively, were pledged to secure public deposits.

The following table presents the fair value and gross unrealized losses of the Company’s investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous loss position at December 31, 2013:

	Less Than 12 Months		12 Months or More		Total
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
Obligations of
states and
political
subdivisions	$230,952	$3,614	$-	$-	$230,952	$3,614
United States
Government
and federal
agencies
obligations	30,563,685	429,968	-	-	30,563,685	429,968
Total	$30,794,637	$433,582	$-	$-	$30,794,637	$433,582

The unrealized losses associated with the Company’s debt securities are not considered to be other-than-temporarily impaired because their unrealized losses are related to changes in interest rates and do not affect the expected cash flows of the underlying collateral or issue. Because the Company has the ability and intent to hold these investments until a recovery of fair value, which may be maturity, the Company does not consider these investments to be other-than-temporarily impaired at December 31, 2013.

PEOPLES SERVICE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Years Ended December 31, 2013 and 2012

(3)   FEDERAL HOME LOAN BANK STOCK

The Bank, as a member of the Federal Home Loan Bank of Des Moines, is required to acquire and hold shares of capital stock in the Federal Home Loan Bank of Des Moines. The Bank is in compliance with this requirement with an investment in Federal Home Loan Bank of Des Moines stock of $926,400 and $1,009,300 at December 31, 2013 and 2012, respectively. No ready market exists for this stock and it has no quoted market value. However, redemption of this stock has historically been at par value.

(4)   LOANS

Loans at December 31, 2013 and 2012 consist of the following:

	2013	2012
Mortgage loans:
One-to-four dwelling units	$71,657,535	$69,682,338
Multi-family dwelling units	10,412,056	22,346,260
Commercial	66,194,259	69,703,713
Farm land	2,067,281	2,601,616
Construction	21,030,320	23,075,662
Total mortgage loans	171,361,451	187,409,589
Other loans:
Commercial	14,864,108	17,588,845
Agriculture	420,594	385,879
Consumer and automobile	6,013,807	4,908,703
Overdrafts	27,733	22,930
Total other loans	21,326,242	22,906,357
Less:
Allowance for loan losses	3,655,592	4,058,194

Net loans	$189,032,101	$206,257,752

PEOPLES SERVICE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Years Ended December 31, 2013 and 2012

(4)   LOANS (CONTINUED)

Categories of loans by aging at December 31, 2013 and 2012 were as follows:

December 31, 2013							Total
							Loans >
	30-59	60-89	Greater	Total			90 Days
	Days	Days	Than	Past		Total	and
	Past Due	Past Due	90 Days	Due	Current	Loans	Accruing
Mortgage loans:
One-to-four
dwelling units	$462,452	$-	$305,052	$767,504	$70,890,031	$71,657,535	$42,019
Multi-family
dwelling units	-	-	-	-	10,412,056	10,412,056	-
Commercial	-	-	1,429,306	1,429,306	64,764,953	66,194,259	-
Farm land	-	66,969	-	66,969	2,000,312	2,067,281	-
Construction	96,584	-	219,255	315,839	20,714,481	21,030,320	-
Total mortgage	559,036	66,969	1,953,613	2,579,618	168,781,833	171,361,451	42,019

Other loans:
Commercial	23,658	-	-	23,658	14,840,450	14,864,108	-
Agriculture	-	2,000	-	2,000	418,594	420,594	-
Consumer and
automobile	44,448	2,323	-	46,771	5,967,036	6,013,807	-
Overdrafts	27,733	-	-	27,733	-	27,733	-
Total other	95,839	4,323	-	100,162	21,226,080	21,326,242	-
Total	$654,875	$71,292	$1,953,613	$2,679,780	$190,007,913	$192,687,693	$42,019

December 31, 2012							Total
							Loans >
	30-59	60-89	Greater	Total			90 Days
	Days	Days	Than	Past		Total	and
	Past Due	Past Due	90 Days	Due	Current	Loans	Accruing
Mortgage loans:
One-to-four
dwelling units	$451,439	$-	$27,935	$479,374	$69,202,964	$69,682,338	$-
Multi-family
dwelling units	-	-	-	-	22,346,260	22,346,260	-
Commercial	-	-	1,585,177	1,585,177	68,118,536	69,703,713	-
Farm land	-	-	-	-	2,601,616	2,601,616	-
Construction	112,427	-	463,556	575,983	22,499,679	23,075,662	-
Total Mortgage	563,866	-	2,076,668	2,640,534	184,769,055	187,409,589	-

Other loans:
Commercial	12,895	-	-	12,895	17,575,950	17,588,845	-
Agriculture	-	-	-	-	385,879	385,879	-
Consumer and
automobile	29,970	6,384	15,105	51,459	4,857,244	4,908,703	-
Overdrafts	22,930	-	-	22,930	-	22,930	-
Total Other	65,795	6,384	15,105	87,284	22,819,073	22,906,357	-
Total	$629,661	$6,384	$2,091,773	$2,727,818	$207,588,128	$210,315,946	$-

PEOPLES SERVICE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Years Ended December 31, 2013 and 2012

(4)   LOANS (CONTINUED)

Non-accruing loans are summarized as follows at December 31, 2013 and 2012:

	2013	2012
Mortgage loans:
One-to-four dwelling units	$263,033	$27,935
Commercial	1,429,306	1,585,177
Construction	219,255	463,556
Total mortgage loans	1,911,594	2,076,668
Other loans:
Consumer and automobile	-	15,105

Net loans	$1,911,594	$2,091,773

Activity in the allowance for loan losses for the years ended December 31, 2013 and 2012 is summarized as follows:

	2013	2012
Beginning balance	$4,058,194	$6,252,759
Net recoveries (charge-offs)	(402,602)	(2,194,565)
Provision charged to income	-	-
Ending balance	$3,655,592	$4,058,194

PEOPLES SERVICE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Years Ended December 31, 2013 and 2012

(4)   LOANS (CONTINUED)

The following tables present the activity in the allowance for loan losses and the recorded investment in loans based on portfolio segment and impairment method as of and for the years ended December 31, 2013 and 2012:

December 31, 2013			Commercial		Commercial	Consumer
	One-to-four		Real Estate		and	and
	Family	Multi-family	& Farm land	Construction	Agriculture	Automobile	Total
Allowance for loan losses:
Balance, beginning of year	$1,239,925	$455,947	$1,478,997	$542,816	$286,862	$53,647	$4,058,194
Provision charged to expense	384,320	(367,521)	510,912	(338,193)	(203,449)	13,931	-
Losses charged off	(240,552)	-	(488,992)	(50,703)	(35,491)	(20,322)	(836,060)
Recoveries	117,058	-	25,027	243,262	39,062	9,049	433,458
Balance, end of year	$1,500,751	$88,426	$1,525,944	$397,182	$86,984	$56,305	$3,655,592

Individually evaluated for
impairment	$29,475	$-	$269,300	$45,000	-	$-	$343,775
Collectively evaluated for
impairment	$1,471,276	$88,426	$1,256,644	$352,182	$86,984	$56,305	$3,311,817
Loans:
Individually evaluated for
impairment	$263,033	$-	$1,941,573	$219,255	-	$-	$2,423,861
Collectively evaluated for
impairment	$71,394,502	$10,412,056	$66,319,967	$20,811,065	$15,284,702	$6,041,540	$190,263,832

December 31, 2012			Commercial		Commercial	Consumer
	One-to-four		Real Estate		and	and
	Family	Multi-family	& Farmland	Construction	Agriculture	Automobile	Total
Allowance for loan losses:
Balance, beginning of year	$1,721,417	$640,239	$2,305,026	$1,322,062	$246,849	$17,166	$6,252,759
Provision charged to expense	899,555	(184,292)	(66,446)	(590,062)	(94,193)	35,438	-
Loss charged off	(1,504,657)	-	(781,860)	(450,897)	(31,440)	(12,018)	(2,780,872)
Recoveries	123,610	-	22,277	261,713	165,646	13,061	586,307
Balance, end of year	$1,239,925	$455,947	$1,478,997	$542,816	$286,862	$53,647	$4,058,194

Individually evaluated for
impairment	$43,565	$-	$233,900	$100,000	$-	$-	$377,465
Collectively evaluated for
impairment	$1,196,360	$455,947	$1,245,097	$442,816	$286,862	$53,647	$3,680,729
Loans:
Individually evaluated for
impairment	$3,462,518	$1,575,623	$3,061,906	$531,388	$-	$15,105	$8,646,540
Collectively evaluated for
impairment	$66,219,820	$20,770,637	$69,243,424	$22,544,274	$17,974,724	$4,916,527	$201,669,406

PEOPLES SERVICE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Years Ended December 31, 2013 and 2012

(4)   LOANS (CONTINUED)

The following tables summarize impaired loans at December 31, 2013 and 2012:

December 31, 2013				Average
		Unpaid		Investment	Interest
	Recorded	Principal	Related	in Impaired	Income
	Balance	Balance	Allowance	Loans	Recognized
Mortgage loans:
One-to-four
dwelling units	$927,191	$934,222	$29,475	$768,336	$41,204
Multi-family
dwelling units	-	-	-	-	-
Commercial	1,932,191	2,174,617	269,300	1,992,803	22,483
Farm land	-	-	-	-	-
Construction	219,255	226,755	45,000	219,672	-
Total mortgage	3,078,637	3,335,594	343,775	2,980,811	63,687
Other loans:
Commercial	-	-	-	-	-
Consumer and
other	-	-	-	-	-
Total other	-	-	-	-	-
Total	$3,078,637	$3,335,594	$343,775	$2,980,811	$63,687

				Average
		Unpaid		Investment	Interest
	Recorded	Principal	Related	in Impaired	Income
	Balance	Balance	Allowance	Loans	Recognized
Mortgage loans:
One-to-four
dwelling units	$3,462,518	$3,462,628	$43,565	$2,424,209	$105,246
Multi-family
dwelling units	1,575,623	1,575,623	-	1,574,117	65,011
Commercial	3,061,906	3,165,559	233,900	4,220,053	132,027
Construction	531,388	571,638	100,000	544,872	4,011
Total mortgage	8,631,435	8,775,448	377,465	8,763,251	306,295
Other loans:
Consumer and
automobile	15,105	31,407	-	3,973	-
Total other	15,105	31,407	-	3,973	-
Total	$8,646,540	$8,806,855	$377,465	$8,767,224	$306,295

PEOPLES SERVICE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Years Ended December 31, 2013 and 2012

(4)   LOANS (CONTINUED)

To monitor credit quality of the loan portfolio, all loans are assigned an internal credit quality rating based on an analysis of the borrower’s financial condition.  The criteria used to assign quality ratings to extensions of credit that exhibit potential problems or well-defined weaknesses are primarily based upon the degree of risk and the likelihood of orderly repayment, and their effect on the Company’s safety and soundness.  The following are brief definitions of the internally assigned ratings:

Satisfactory – Loans to borrowers with a strong financial position and asset quality in which repayment is expected from approved sources over a reasonable period of time.

Special mention – Loans to borrowers who, for any reason, require more than normal relationship monitoring such as loans possessing credit deficiencies or potential weaknesses deserving management’s close attention.

Substandard – Loans to borrowers who generally fail to meet the bank’s standards for loan quality such as loans inadequately protected by the current net worth and paying capacity of the borrower or collateral pledged, if any.

The following tables provide information about the credit quality of the loan portfolio using the Bank’s internal rating system as of December 31, 2013 and 2012:

		Special
	Satisfactory	Mention	Substandard	Total
Mortgage loans:
One-to-four dwelling units	$68,631,998	$1,459,175	$1,566,362	$71,657,535
Multi-family dwelling units	8,358,637	2,053,419	-	10,412,056
Commercial	58,505,685	5,022,223	2,666,351	66,194,259
Farm land	1,738,137	329,144	-	2,067,281
Construction	18,969,396	1,841,669	219,255	21,030,320
Total mortgage loans	156,203,853	10,705,630	4,451,968	171,361,451
Other loans:
Commercial	14,803,916	45,797	14,395	14,864,108
Agriculture	420,594	-	-	420,594
Consumer and automobile	6,010,350	3,457	-	6,013,807
Overdrafts	27,733	-	-	27,733
Total other loans	21,262,593	49,254	14,395	21,326,242
Total loans	$177,466,446	$10,754,884	$4,466,363	$192,687,693

PEOPLES SERVICE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Years Ended December 31, 2013 and 2012

(4)   LOANS (CONTINUED)

		Special
	Satisfactory	Mention	Substandard	Total
Mortgage loans:
One-to-four dwelling units	$60,194,746	$4,869,002	$4,618,590	$69,682,338
Multi-family dwelling units	10,102,586	10,668,051	1,575,623	22,346,260
Commercial	55,862,335	10,059,551	3,781,827	69,703,713
Farm land	2,263,024	338,592	-	2,601,616
Construction	19,434,745	3,092,591	548,326	23,075,662
Total mortgage loans	147,857,436	29,027,787	10,524,366	187,409,589
Other loans:
Commercial	12,777,084	4,793,758	18,003	17,588,845
Agriculture	385,879	-	-	385,879
Consumer and automobile	4,893,598	-	15,105	4,908,703
Overdrafts	22,930	-	-	22,930
Total other loans	18,079,491	4,793,758	33,108	22,906,357
Total Loans	$165,936,927	$33,821,545	$10,557,474	$210,315,946

The following tables provide information about troubled debt restructurings as of December 31, 2013 and 2012:

		Pre-	Post-
		Modification	Modification
		Outstanding	Outstanding
	Number of	Recorded	Recorded
	Contracts	Investment	Investment
Troubled Debt Restructurings
Commercial	1	$512,267	$512,267
Construction	1	226,755	219,255

The company did not have any troubled debt restructurings in 2013 that subsequently defaulted.  No additional funds are committed to be advanced in connection with impaired loans.

		Pre-	Post-
		Modification	Modification
		Outstanding	Outstanding
	Number of	Recorded	Recorded
	Contracts	Investment	Investment
Troubled Debt Restructurings
Residential	5	$4,630,989	$4,048,199
Commercial	3	1,926,820	1,476,729
Construction	3	571,638	531,388

PEOPLES SERVICE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Years Ended December 31, 2013 and 2012

(4)   LOANS (CONTINUED)

	Number of	Recorded
	Contracts	Investment
Troubled Debt Restructurings at December
31, 2012 that subsequently defaulted
Commercial	1	$123,862

(5)   PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2013 and 2012 consists of the following:

	2013
		Accum.
Category	Cost	Deprec.	Net
Land	$3,659,262	$-	$3,659,262
Buildings and improvements	9,585,105	2,684,873	6,900,232
Office furniture, fixtures
and equipment	3,413,705	3,043,140	370,565
Vehicles	60,980	40,515	20,465
	$16,719,052	$5,768,528	$10,950,524

	2012
		Accum.
Category	Cost	Deprec.	Net
Land	$3,659,262	$-	$3,659,262
Buildings and improvements	9,342,687	2,383,509	6,959,178
Office furniture, fixtures
and equipment	3,416,099	2,908,201	507,898
Vehicles	38,242	38,242	-
	$16,456,290	$5,329,952	$11,126,338

Depreciation charged to operations for the years ended December 31, 2013 and 2012 amounted to $543,882 and $588,301.

(6)   INCOME TAXES

The provision for income tax expense for the years ended December 31, 2013 and 2012 is as follows:

	2013	2012
Current	$599,596	$160,762
Deferred	155,694	749,638
Ending balance	$755,290	$910,400

PEOPLES SERVICE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Years Ended December 31, 2013 and 2012

(6)   INCOME TAXES (CONTINUED)

The Company’s effective income tax rate is different than would be expected if the federal statutory rate were applied to income from continuing operations primarily because of state income taxes and nondeductible expenses, which are partially offset by tax-exempt income.

The net deferred tax assets in the accompanying consolidated statements of financial condition include the following amounts of gross deferred tax assets and liabilities:

	2013	2012
Gross deferred tax assets	$1,019,900	$1,076,208
Gross deferred tax liabilities	(384,562)	(514,793)
Net deferred tax assets	$635,338	$561,415

The deferred tax liabilities result from the use of accelerated methods of depreciation and differences in deferral of loan fees and prepaid expenses for tax purposes. The deferred tax benefits result from differences in bad debts written-off for book purposes, state net operating loss carry forwards and accrued expenses not deductible for tax purposes. The Company has available at December 31, 2013 approximately $4.5 million of unused state operating loss carry forwards that may be applied against future state taxable income. The operating loss carry forwards will expire in 2029.

(7)   CUSTOMER DEPOSITS

Deposit account balances at December 31, 2013 and 2012 are summarized as follows:

	2013		2012
	Amount	%	Amount	%
Non-interest bearing deposits	$43,857,378	19.3%	$41,556,688	18.3%
Savings, NOW, and money
market accounts	93,035,039	40.8	86,724,309	38.1
Certificates of deposit	90,940,990	39.9	99,058,233	43.6
	$227,833,407	100.0%	$227,339,230	100.0%

The aggregate amount of jumbo certificates of deposit with a minimum denomination of $100,000 was $37,892,249 and $35,490,946 at December 31, 2013 and 2012, respectively. Included in the jumbo certificates of deposit totals are brokered deposits, which are primarily in denominations of $100,000 or more. The aggregate amount of brokered deposits was $15,873,000 at December 31, 2013 and 2012.

At December 31, 2013, scheduled maturities of certificates of deposit are as follows:

2014	$62,227,940
2015	19,184,942
2016	85,108
2017	3,498,000
2018	5,945,000
$90,940,990

PEOPLES SERVICE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Years Ended December 31, 2013 and 2012

(8)   BORROWINGS

Borrowings at December 31, 2013 and 2012 consist of the following:

Advances from the Federal Home Loan Bank of Des Moines; secured by Federal Home Bank stock, loans, investment securities; with the following interest rates, repayment terms and maturity dates:

	2013	2012
3.87% fixed; interest payable monthly;
matures September, 2017	$5,000,000	$5,000,000
3.24% fixed; interest payable monthly;
matures November, 2017	5,000,000	5,000,000
2.75% fixed; interest payable monthly;
matures January, 2018	5,000,000	5,000,000
	15,000,000	15,000,000

6.00%; Todd E. Hensley Revocable Living
Trust dated 11/18/93; secured by assets of
Peoples Banking Company; principal and interest
payable at maturity; matures December, 2014	335,505	335,505

6.00%; Todd E. Hensley Revocable Living
Trust dated 11/18/93; secured by assets of
Peoples Banking Company; principal and interest
payable at maturity; repaid March, 2013	-	50,412

6.00%; Todd E. Hensley Revocable Living
Trust dated 11/18/93; secured by assets of
Peoples Banking Company; principal and interest
payable at maturity; matures December, 2014	122,000	332,000

6.00%; Todd E. Hensley Revocable Living
Trust dated 11/18/93; secured by assets of
Peoples Banking Company; principal and interest
payable at maturity; repaid March, 2013	-	40,000

6.00%; Robert E. Hensley Revocable Living
Trust dated 11/15/1982; secured by Company
stock; interest payable quarterly; principal
payable annually; matures December, 2018	2,463,458	2,796,636
	$17,920,963	$18,554,553

The Federal Home Loan Bank advances are subject to prepayment fees to be agreed upon by the Bank and Federal Home Loan Bank.

PEOPLES SERVICE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Years Ended December 31, 2013 and 2012

(8)   BORROWINGS (CONTINUED)

The Bank has a line of credit established through the Federal Reserve Bank Discount Window at an interest rate that is set by the Federal Reserve Bank, currently at 0.75%. The borrowings are short-term in nature and have a maximum maturity established by the Federal Reserve Bank. All borrowings from the Federal Reserve Bank are secured by commercial, construction, agricultural and consumer loans.

At December 31, 2013, maturities of borrowings are as follows:

2014	$810,673
2015	374,358
2016	396,819
2017	10,420,629
2018	5,445,866
Later years	472,618
$17,920,963

(9)   SUBORDINATED DEBENTURES ISSUED TO CAPITAL TRUST

Peoples Banking Company sponsors and wholly owns 100% of the common equity of Peoples Banking Capital Trust 1 (PBCT), a Delaware business trust. PBCT was formed for the purpose of issuing Peoples Banking Company-obligated mandatorily redeemable preferred securities (“Trust Preferred Securities”) to third-party investors and investing the proceeds from the sale of the Trust Preferred Securities solely in junior subordinated debt securities of Peoples Banking Company. The subordinated debentures held by the trust, which total $6,495,000, are the sole assets of the trust. Peoples Banking Company’s obligations under the subordinated debentures and related documents constitute a full and unconditional guarantee of the obligations of the trust.

The subordinated debentures mature in 2035 and Peoples Banking Company has the right to redeem the debentures in whole or in part, on or after specific dates, at a redemption price specified in the indentures plus any accrued but unpaid interest to the redemption date. Interest is paid quarterly at the three month LIBOR rate plus 1.8%.

Under the indenture agreement, Peoples Banking Company can elect to defer interest payments for up to twenty consecutive quarters. During the deferral period, interest continues to accrue on the unpaid principal and interest balances as specified in the agreement. In addition, if an election is made to defer interest payments, Peoples Banking Company is then subject to additional restrictions, such as limitations on payment of dividends, limitations on payments related to securities of equal or junior rank, as specified in the agreement. Peoples Banking Company deferred the payment of interest related to the debentures for twelve consecutive quarters beginning in December 2009. In December 2012, Peoples Banking Company paid deferred interest and current quarter interest payable totaling $479,727. At December 31, 2013 and 2012, interest payable related to the debentures totaled $5,897 and $5,705, respectively.

(10)   EMPLOYEE BENEFIT PLANS

The Bank has a profit sharing and 401(k) plan covering all employees meeting specific age and length of service requirements. The plan allows participants to make pretax contributions and the Bank matches 100% of employee contributions up to 4% of compensation. Total expenses incurred for the plan were $117,349 and $111,597 for the years ended December 31, 2013 and 2012, respectively.

(11)   RELATED-PARTY TRANSACTIONS

Certain employees, officers and directors are engaged in transactions with the Bank in the ordinary course of business. It is the Bank’s policy that all related party transactions are conducted at “arm’s length” and all loans and commitments included in such transactions are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers. As of December 31, 2013 and 2012, outstanding loans to employees, officers and directors are as follows:

	2013	2012
Beginning balance	$4,714,058	$20,847,193
Originations and advances	619,967	783,932
Principal repayments	(991,570)	(16,917,067)
Ending balance	$4,342,455	$4,714,058

During the years ended December 31, 2013 and 2012, the Company incurred $34,745 and $46,233, respectively, in interest to the Todd E. Hensley Revocable Living Trust (100% shareholder of Peoples Service Company) related to borrowings discussed in Note 8. In addition, during the years ended December 31, 2013 and 2012, the Company incurred $167,798 and $186,657, respectively, in interest to the Robert E. Hensley Revocable Living Trust (father of Todd E. Hensley) related to a borrowing discussed in Note 8.

(12)   COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, the Bank has various outstanding commitments that are not reflected in the accompanying consolidated financial statements. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The principal commitments of the Bank are as follows:

Loan Commitments - The Bank had outstanding firm commitments to originate variable rate and fixed rate real estate loans in the amount of $8,126,004 and $6,254,117, respectively at December 31, 2013.

Letters of Credit - Outstanding letters of credit were approximately $543,220 at December 31, 2013.

PEOPLES SERVICE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Years Ended December 31, 2013 and 2012

(13)   ADVERTISING COSTS

The Company incurred $185,528 and $132,275 in non-direct response advertising costs during the years ended December 31, 2013 and 2012, respectively. The Company incurred no direct response advertising costs during 2013 and 2012.

(14)   CREDIT RISK CONCENTRATION

The Company maintains its primary correspondent bank accounts with Great Southern Bank. During the year, the balance of these accounts exceeded standard FDIC insurance limits.

(15)   REGULATORY AGREEMENT

In March 2009, The Bank entered into a written agreement with the Federal Deposit Insurance Corporation (FDIC) and the Missouri Division of Finance (MDF). The agreement placed certain restrictions on the bank and required the bank to evaluate different aspects of its operations and periodically report back to the FDIC and MDF. In January 2013, the MDF and FDIC agreed to terminate the written agreement effective immediately. As a result of the termination, the Bank is no longer subject to the restrictions and other reporting requirements of the written agreement.

(16)   REGULATORY CAPITAL REQUIREMENTS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet the minimum regulatory capital requirements can initiate certain mandatory, and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank and the consolidated financial statements. Under the capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines involving quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2013, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2013, the most recent notification from the FDIC, the Bank was categorized as well-capitalized under the framework for prompt corrective action. To be categorized as well-capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, and core capital leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution’s category.

PEOPLES SERVICE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Years Ended December 31, 2013 and 2012

(16)   REGULATORY CAPITAL REQUIREMENTS (CONTINUED)

The Bank’s actual capital amounts and ratios are also presented in the table.

					To Be Well-
					Capitalized Under
			For Capital		Prompt Corrective
	Actual		Adequacy Purposes		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
As of December 31, 2013:
Total Capital
(to Risk-Weighted Assets):	$31,718	16.8%	$15,104	8.0%	$18,880	10.0%

Tier 1 Capital
(to Risk-Weighted Assets):	29,342	15.5	7,552	4.0	11,328	6.0

Tier 1 Capital
(to Average Assets):	29,342	10.7	10,930	4.0	13,663	5.0

As of December 31, 2012:
Total Capital
(to Risk-Weighted Assets):	$31,226	15.5%	$16,138	8.0%	$20,172	10.0%

Tier 1 Capital
(to Risk-Weighted Assets):	28,695	14.2	8,069	4.0	12,103	6.0

Tier 1 Capital
(to Average Assets):	28,695	10.6	10,845	4.0	13,556	5.0

PEOPLES SERVICE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Years Ended December 31, 2013 and 2012

(17)   FAIR VALUE MEASUREMENT

The Company has an established process for determining fair values. Fair value is based upon quoted market prices, where available. If listed prices or quotes are not available, fair value is based upon internally developed models or processes that use primarily market-based or independently-sourced market data, including interest rate yield curves, option volatilities and third party information. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. Furthermore, while the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies, or assumptions, to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date.

Valuation Hierarchy

ASC Topic 820 establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value measurement.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.  Following is a description of the valuation methodologies used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Securities - Where quoted prices are available in an active market, securities are classified within level 1 of the valuation hierarchy. Level 1 securities include highly liquid government securities and certain other products. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics, or discounted cash flows and are classified within level 2 of the valuation hierarchy. In certain cases where there is limited activity or less transparency around inputs to the valuation, securities are classified within level 3 of the valuation hierarchy.

PEOPLES SERVICE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Years Ended December 31, 2013 and 2012

(17)   FAIR VALUE MEASUREMENT (CONTINUED)

Impaired loans - A loan is considered to be impaired when it is probable the Company will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement. Individually identified impaired loans are measured based on the present value of expected payments using the loan’s original effective rate as the discount rate, the loan’s observable market price, or the fair value of the collateral based upon an appraisal or valuation if the loan is collateral dependent. If the recorded investment in the impaired loan exceeds the measure of fair value, a valuation allowance may be established as a component of the allowance for loan losses. Impaired loans are classified within level 3 of the hierarchy.

Foreclosed and repossessed assets - An asset that is received in full or partial satisfaction of a loan is recorded at the lower of the carrying value or fair value of the asset at the time of receipt. The fair value of a foreclosed or repossessed asset is estimated using Level 2 inputs based on observable market data or Level 3 inputs based on customized discounting criteria.

The following tables present the assets carried at fair value on a recurring basis as of December 31, 2013 and 2012, by caption on the consolidated balance sheets and by ASC Topic 820 valuation hierarchy:

				Internal models
			Internal models	with significant
		Quoted market	with significant	unobservable
		prices in an	observable market	market
	Carrying	active market	parameters	parameters
	value	(Level 1)	(Level 2)	(Level 3)
December 31, 2013:
Securities available-for-sale:
United States government
and federal agencies
obligations	$32,491,505	$-	$32,491,505	$-
Obligations of state and
political subdivisions	230,952	-	230,952	-

Total assets at fair value	$32,722,457	$-	$32,722,457	$-

PEOPLES SERVICE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Years Ended December 31, 2013 and 2012

(17)   FAIR VALUE MEASUREMENT (CONTINUED)

				Internal models
			Internal models	with significant
		Quoted market	with significant	unobservable
		prices in an	observable market	market
	Carrying	active market	parameters	parameters
	value	(Level 1)	(Level 2)	(Level 3)
December 31, 2012:
Securities available-for-sale:
United States government
and federal agencies
obligations	$16,032,546	$-	$16,032,546	$-
Obligations of state and
political subdivisions	257,311	-	257,311	-

Total assets at fair value	$16,289,857	$-	$16,289,857	$-

The following tables present the assets carried at fair value on a nonrecurring basis as of December 31, 2013 and 2012, by caption on the consolidated balance sheets and by ASC Topic 820 valuation hierarchy:

				Internal models
			Internal models	with significant
		Quoted market	with significant	unobservable
		prices in an	observable market	market
	Carrying	active market	parameters	parameters
	value	(Level 1)	(Level 2)	(Level 3)
December 31, 2013:
Impaired loans	$2,734,862	$-	$-	$2,734,862
Foreclosed and repossessed
assets	2,508,335	-	-	2,508,335

Total assets at fair value	$5,243,197	$-	$-	$5,243,197

				Internal models
			Internal models	with significant
		Quoted market	with significant	unobservable
		prices in an	observable market	market
	Carrying	active market	parameters	parameters
	value	(Level 1)	(Level 2)	(Level 3)
December 31, 2012:
Impaired loans	$8,042,321	$-	$-	$8,042,321
Foreclosed and repossessed
assets	3,563,116	-	-	3,563,116

Total assets at fair value	$11,605,437	$-	$-	$11,605,437

PEOPLES SERVICE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Years Ended December 31, 2013 and 2012

(17)   FAIR VALUE MEASUREMENT (CONTINUED)

Impaired loans, measured at fair value upon initial recognition, with carrying amounts of $310,600 and $3,942,092, were written down to their fair values of $285,069 and $3,153,992, resulting in an impairment charge of $25,531 and $788,100 for the years ended December 31, 2013 and 2012, respectively.  Certain impaired loans were re-measured at fair value subsequent to initial recognition during the years ended December 31, 2013 and 2012.  In connection with the re-measurement of these loans, the Company recorded an additional impairment charge of $169,585 and $239,487 for the years ended December 31, 2013 and 2012, respectively.

Certain foreclosed assets, upon initial recognition, were re-measured and reported at fair value through a charge-off to the allowance for possible loan losses based upon the fair value of the foreclosed asset. Foreclosed assets, measured at fair value upon initial recognition, totaled $1,524,233 and $2,337,103 (utilizing level 3 valuation inputs) during the years ended 2013 and 2012, respectively. In connection with the measurement and initial recognition of the foregoing foreclosed assets, the Company recognized charge-offs to the allowance for loan losses totaling $314,233 and $743,381, respectively. Foreclosed assets totaling $2,196,604 were re-measured at fair value subsequent to initial recognition during the year ended December 31, 2012. In connection with the re-measurement of these assets, the Company recognized losses, included in other non-interest expense, totaling $787,021 during the year ended December 31, 2012.

ASC Topic 825 “Financial Instruments” – Disclosures about Fair Value of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

Cash and cash equivalents – The carrying amounts of cash and due from banks approximates fair value.

Interest-bearing time deposits – The carrying amounts of interest-bearing time deposits approximates fair value.

Securities – Estimated fair values for securities available for sale and securities held to maturity are based on quoted market prices where available. If quoted market prices are not available, estimated fair values are based on quoted market prices of comparable instruments.

Federal Home Loan Bank stock – Fair value of the Bank’s investment in FHLB stock approximates the carrying value as no ready market exists for this investment and the stock could only be sold back to the Federal Home Loan Bank.

PEOPLES SERVICE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Years Ended December 31, 2013 and 2012

(17)   FAIR VALUE MEASUREMENT (CONTINUED)

Loans – For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values approximate carrying values. For other loans, fair values are estimated using discounted cash flow models, using current market interest rates offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow models or based on the fair value of the underlying collateral. The carrying value of accrued interest receivable approximates its fair value.

Deposits, advances from Federal Home Loan Bank and other borrowings – The carrying amounts of demand deposits, savings deposits, floating rate advances from the Federal Home Loan Bank, and floating rate subordinated debentures approximate their fair values. Fair values for certificates of deposit, fixed rate advances from the Federal Home Loan Bank and other fixed rate borrowings are estimated using discounted cash flow models, using current market interest rates offered on certificates, advances and other borrowings with similar remaining maturities. The carrying value of accrued interest payable approximates its fair value.

Commitments to extend credit, letters of credit and lines of credit – The fair values of the Company’s off-balance-sheet financial instruments are based on fees charged to enter into similar agreements. However, commitments to extend credit and standby letters of credit do not represent a significant value to the Company until such commitments are funded. The Company has determined that the fair value of commitments to extend credit is not significant.

PEOPLES SERVICE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Years Ended December 31, 2013 and 2012

(17)   FAIR VALUE MEASUREMENT (CONTINUED)

The following tables present estimated fair values of the Company's financial instruments. Fair value is the estimated amount at which financial assets or liabilities could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Because no market exists for certain of these financial instruments and because management does not intend to sell these financial instruments, the Company does not know whether the fair values shown below represent values at which the respective financial instruments could be sold individually or in the aggregate.

	December 31, 2013
	Carrying	Fair
	Amount	Value
Financial assets:
Cash and cash equivalents	$7,563,405	$7,563,405
Interest-bearing time deposits	27,286,000	27,286,000
Securities available-for-sale	33,004,707	33,004,707
Federal Home Loan Bank stock	926,400	926,400
Loans, net	189,032,101	189,740,000
Accrued interest receivable	826,373	826,373

Financial liabilities:
Deposits:
Non-interest bearing deposits	$43,857,378	$43,857,378
Savings, NOW, and money market accounts	93,035,039	93,035,039
Certificates of deposit	90,940,990	89,729,000
Federal Home Loan Bank advances	15,000,000	17,137,000
Other borrowings	2,920,963	2,920,963
Subordinated debentures issued to Capital Trust	6,495,000	6,495,000
Accrued interest payable	245,792	245,792

Off-balance sheet instruments:
Commitments to extend credit	-	-
Letters of credit	-	-
Unused lines of credit	-	-

PEOPLES SERVICE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Years Ended December 31, 2013 and 2012

(17)   FAIR VALUE MEASUREMENT (CONTINUED)

	December 31, 2012
	Carrying	Fair
	Amount	Value
Financial assets:
Cash and cash equivalents	$16,527,324	$16,527,324
Interest-bearing time deposits	14,381,000	14,381,000
Securities available-for-sale	16,572,107	16,572,107
Federal Home Loan Bank stock	1,009,300	1,009,300
Loans, net	206,257,752	207,420,000
Accrued interest receivable	833,540	833,540

Financial liabilities:
Deposits:
Non-interest bearing deposits	$41,556,688	$41,556,688
Savings, NOW, and money market accounts	86,724,309	86,724,309
Certificates of deposit	99,058,233	98,894,000
Federal Home Loan Bank advances	15,000,000	17,636,000
Other borrowings	3,554,553	3,554,553
Subordinated debentures issued to Capital Trust	6,495,000	6,495,000
Accrued interest payable	389,557	389,557

Off-balance sheet instruments:
Commitments to extend credit	-	-
Letters of credit	-	-
Unused lines of credit	-	-

(18)   SUBSEQUENT EVENTS

Management has evaluated subsequent events between the end of the most recent fiscal year end and March 18, 2014, the date the financial statements were issued. On February 25, 2014, the Company entered into a Merger Agreement (“Agreement”) with Southern Missouri Bancorp, Inc. (“Southern”). The agreement provides that the Company will merge with and into Southern, with Southern as the surviving corporation in the merger. As a result of the merger, Peoples Bank of the Ozarks will become a wholly owned subsidiary of Southern.

The Company’s shareholders will be entitled to receive 0.3289 shares of Southern common stock and $10.90 in cash for each share of the Company’s common stock, subject to adjustment based on the Company’s capital at closing. As part of the merger, Southern will also assume approximately $6.5 million in subordinated debt and retire $2.9 million in other debt.